UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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☐	Soliciting Material Pursuant to § 240.14a-12.

Endovasc, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Endovasc Issues Clarification on Annual Meeting Agenda Item

MONTGOMERY, Texas—December 6, 2006--Endovasc, Inc - (OTCBB: EVSC) would like to issue a clarification regarding its previously announced Annual Meeting of Stockholders on December 21, 2006 at 2:00 PM, CST due to a number of inquires regarding the amendment to the Certificate of Designation of Powers Preferences, Limitations, and Relative Rights for the Series NDC Stock to permit the redemption thereof by the Company. To clarify, only holders of the Series NDC stock will be addressing this particular issue.

The Board of Directors wishes to amend the Certificate of Designation of Powers, Preferences, Limitations, and Relative Rights for the Series NDC Stock to permit the redemption thereof by the Company. As outlined in the proxy materials, the Designation of Powers, Preferences, Limitations, and Relative Rights were adopted before the election was made to become a Business Development Company and are not consistent with accounting concepts applicable to Business Development Companies.

The staff of the Securities and Exchange Commission has informed the Company that the terms of the Series NDC Stock might be a violation of the Investment Company Act of 1940. If the amendment to the Series NDC Stock fails, Endovasc may be required to withdraw its election of Business Development Company status which may cause complications in the Company’s development. Each item is described in greater detail in the Company’s proxy materials which have been distributed. Shareholders that hold both the Endovasc Inc. Common Stock and the Series NDC stock will receive two proxy cards and the Company asks that investors make sure to vote both proxy cards so that their votes will be counted.

Investors who have their stock certificates in their possession and have not yet received their proxy materials can contact Mr. Rob Johnson at endovascbdc@yahoo.com and are asked to provide their name, address and telephone number. For those investors who have their stock with a brokerage house, they can contact their broker who will then request the proxy materials.

About Endovasc, Inc.

Endovasc, Inc. is focused on investing in private companies and developing and commercializing drug candidates in the areas of cardiovascular and metabolic medicine. Endovasc is organized as a business development company, and has invested in the following subsidiaries: Liprostin Inc., which holds the intellectual property for a liposomal based treatment to increase circulation and reduce leg pain in patients suffering from vascular disease; Prostent, Inc., which is developing a stent coating technology; and Nutraceutical Development Corporation, which has developed marketed technology to increase muscle mass.

For more information about Endovasc, please visit www.endovasc.com.

Safe Harbor Statement
The foregoing statements are made under the "Safe Harbor" Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements that involve risks and uncertainties that may not be evident at the time of this release.

Contact:

Rob Johnson 936-582-5920